Exhibit 5


September 30, 2004



KeySpan Corporation
One MetroTech Center
Brooklyn, New York  11201


         Re: The KeySpan Energy 401K Plan for Management Employees and the KeySpan Energy 401K Plan for Union Employees


Ladies and Gentlemen:

     As Senior Vice President and General Counsel of KeySpan Corporation, a New York corporation (the "Company"), I am familiar with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 7,500,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable pursuant to the KeySpan Energy 401K Plan for Management Employees and the KeySpan Energy 401K Plan for Union Employees (the "Plans"). The Common Stock represents authorized and unissued shares of the Company's Common Stock.

     As counsel, either I or attorneys under my supervision have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as I or they have deemed necessary or appropriate for purposes of this opinion.

     On the basis of the foregoing, I am of the opinion that:

     (ii) the Company has taken all necessary corporate action to authorize the issuance of the Common Stock;


     (ii) the shares of Common Stock to be issued pursuant to the Plans are validly authorized and when issued and delivered in accordance with the terms of the Plans, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable.

     No opinion is expressed herein as to the laws of any jurisdiction other than the Federal laws of the United States of America and, to the extent required by the foregoing opinion, the Business Corporation Law of the State of New York.

     The  foregoing   opinion  is  delivered  to  you  in  connection  with  the
Registration Statement, and may not be relied upon by any other person or for any other purpose.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                      Very truly yours,

                                                      /s/ John J. Bishar














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